UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Ryder System, Inc.

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[The following is an e-mail from Gregory T. Swienton, Chairman and Chief Executive Officer to Company employees]
April 12, 2011

To:	All Ryder Employees
From:	Greg Swienton, Chairman and Chief Executive Officer
Subject:	Vote Your Ryder Shares
Proxy materials for our 2011 Annual Meeting of Shareholders were recently released to Ryder shareholders. The exceptional progress we made across many areas of our business in 2010 ultimately helped us deliver total shareholder returns that were more than double the returns of the S&P 500 index. With a year of strong progress behind us, and a year of expected gradual economic recovery ahead, Ryder is well positioned to accelerate profitable growth into the future.
In line with the Securities and Exchange Commission’s “notice and access” rule, Ryder makes proxy materials available to shareholders online. Additionally, we elect to distribute the proxy materials electronically to our employees who are shareholders and who have a Ryder-issued e-mail address. This helps eliminate unnecessary printing and postage costs and helps benefit the environment, while providing timely, easily accessible information for our shareholders. In the Notice, employee shareholders will find instructions explaining how to access the proxy materials and vote your shares of Ryder stock. You will not receive a printed copy of the proxy materials unless you specifically request one. Instructions on how to receive a paper copy of the proxy materials are included in the Notice.
There are four agenda items for this year’s annual meeting:
(1)	the election of four directors;

(2)	the ratification of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2011 fiscal year;

(3)	the approval, on an advisory basis, of the compensation of our named executive officers, which we refer to as “Say on Pay”; and

(4)	the approval, on an advisory basis, of the frequency of the shareholder vote on the compensation of our named executive officers (every one, two or three years), which we refer to as “Say on Frequency.”
Ryder’s Board of Directors recommends a vote in favor of the first three proposals, and in favor of the option of every three years for the fourth proposal. We encourage those of you who own Ryder stock to review these materials carefully and take the time to vote your shares. Not only is every vote important, it also demonstrates your confidence in our Company, its leadership, and our future success. Thank you for your continued support.